Exhibit 99.1

UHY ZTHZ HK CPA Limited

Chartered Accountants
Certified Public Accountants

3/F, Malaysia Building, 50 Gloucester Road, Wanchai,
HONG KONG.
Tel: (852) 2332 0661 (12 lines)
Fax : (852) 2332 0304, 2388 2086
E-mail: cpa@uhy-hk.com

INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS ALLIED MORAL HOLDINGS LIMITED

We have audited the accompanying consolidated balance sheets of Allied Moral Holdings Limited (the "Company") and subsidiaries as of December 31, 2005 and 2006, and the related consolidated statements of operations, owners' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Allied Moral Holdings Limited and subsidiaries as of December 31, 2005 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements for the years ended December 31, 2005 and 2006 have been translated into United States dollars solely for the convenience of the reader. We have audited the translation and, in our opinion, such financial statements expressed in Renminbi have been translated into United States dollars on the basis set forth in Note 2 to the consolidated financial statements.

UHY ZTHZ HK CPA LIMITED Certified Public
Accountants David Tze Kin Ng, Auditor
Practising Certified Number P553

HONG KONG, April 30, 2007